BDO

Tel.: +(55) 8503 4200
Fax: +(55) 8503 4299
www.bdomexico.com

Castillo Miranda y Compañía, S.C.
Paseo de la Reforma 505-31
Torre Mayor
Colonia Cuauhtémoc
México, D.F.
CP 06500

Lifetime Brands, Inc.

We hereby consent to incorporate in the 2012 Form 10-K of Lifetime Brands, our report dated February 28, 2013, related to the audit we performed on the consolidated financial statements of Grupo Vasconia, S.A.B. and subsidiaries for the year ended as of December 31, 2012.

CASTILLO MIRANDA Y COMPAÑÌA, S.C.
Member of BDO International

Bernardo Soto Peñafiel, CPA

Mexico City
March 14, 2013

70 años Castillo Miranda